Exhibit 21
SUBSIDIARIES OF THE REGISTRANT
ViewPoint Financial Group, Inc.
(Maryland charter)
|100%
ViewPoint Bank, N.A.
(national bank charter)
| 100%
ViewPoint Bankers Mortgage, Inc. (doing business as ViewPoint Mortgage)
(Texas)